Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-281687 on Form N-2 of our report dated February 21, 2025, relating to the financial statement of Blackstone Private Multi-Asset Credit and Income Fund. We also consent to the reference to us under the heading “Financial Statements” in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, NY

March 5, 2025